                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger, dated as of the 5th day of March, 1997 (this "Agreement"), is entered into by and among Philip Environmental Inc., an Ontario, Canada corporation ("Parent"), Taro Aggregates Ltd., an Ontario, Canada corporation and a wholly-owned subsidiary of Parent ("Taro"), ST Acquisition Corporation, a Texas corporation and a wholly-owned subsidiary of Taro ("Sub"), and Serv-Tech, Inc., a Texas corporation ("Target").

         WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, the respective Boards of Directors of Parent, Sub and Target, and Taro as sole shareholder of Sub, have approved the merger of Sub with and into Target (the "Merger"), whereby each issued and outstanding share of common stock, par value $.50 per share, of Target ("Target Common Stock") not owned directly or indirectly by Target will be converted into the right to receive common stock, no par value, of Parent ("Parent Common Stock"), as provided herein;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 The Merger. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the Texas Business Corporation Act (the "TBCA"), at the Effective Time (as defined in Section 1.3) Sub shall be merged with and into Target. As a result of the Merger, the separate corporate existence of Sub shall cease and Target shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of Sub in accordance with the TBCA. At the election of Parent, any direct or indirect wholly-owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger; provided, however, that such substitution has no impact on the satisfaction of the conditions set forth in Sections 5.2(d) and 5.3(b). In such
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event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

         1.2 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., 600 Travis, Texas Commerce Tower, Houston, Texas 77002, or at such other place as Parent and Target shall agree, as soon as practicable, but in any event not later than five business days, after the satisfaction or waiver of the conditions set forth in Article V. The date on which the Closing occurs is herein referred to as the "Closing Date".

         1.3 Consummation of the Merger. As soon as practicable on the Closing Date, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of Texas articles of merger in such form as required by, and executed in accordance with, the relevant provisions of the TBCA. The "Effective Time" of the Merger as that term is used in this Agreement shall mean the effective time set forth in the certified copy of the certificate of merger issued by the Secretary of State of Texas with respect to the Merger.

         1.4 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the TBCA.

         1.5 Articles of Incorporation; Bylaws. The articles of incorporation and bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Corporation and thereafter shall continue to be its articles of incorporation and bylaws until amended as provided therein and under the TBCA.

         1.6 Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation, and the officers of Target immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. The names of such officers and directors are set forth on Exhibit 1.6.

         1.7 Conversion of Securities; Exchange; Fractional Shares. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Target, Sub or their shareholders:

         (a) Exchange Ratio. Each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (the "Shares"), other than any Shares to be canceled pursuant to Section 1.7(b) and any Dissenting Shares (as defined and to the extent provided in Section 1.8), shall be converted, subject to the provisions of this Section 1.7, into the right to receive .403 shares of Parent Common Stock; provided, however, that no fractional shares of



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
Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 1.7(g) hereof.

         (b) Conversion of Shares. Each share of Target Common Stock held in the treasury of Target and each Share owned by Sub, Parent or any direct or indirect wholly-owned subsidiary of Parent or of Target immediately prior to the Effective Time shall be canceled and extinguished at the Effective Time and each holder of a certificate representing any such shares of Target Common Stock shall cease to have any rights with respect thereto, except the right to receive upon the surrender of such certificates, certificates representing the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or other distributions to the extent provided in
Section 1.7(e) to be issued or paid in consideration therefor upon surrender of such certificate in accordance with this Section 1.7, without interest.

         (c) Exchange Agent. Immediately following the Effective Time of the Merger, Parent shall deposit with The Bank of New York or such other bank or trust company as may be designated by Parent and Target (the "Exchange Agent"), for the benefit of the holders of shares of Target Common Stock, for exchange in accordance with this Article I, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Merger, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.7(a) in exchange for outstanding shares of Target Common Stock. The Exchange Agent shall, pursuant to mutually agreed instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section 1.7(a).

         (d) Exchange Procedures. As soon as reasonably practicable (and in any event within five business days) after the Effective Time of the Merger, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time of the Merger represented outstanding shares of Target Common Stock, other than shares to be cancelled or retired in accordance with Section 1.7(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article I, cash in lieu of fractional shares of Parent Common Stock, and any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(g) and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Target Common Stock which is not registered in the transfer records of Target, a certificate representing the proper number of shares of Parent Common Stock and





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
cash in lieu of fractional shares of Parent Common Stock, and any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(g) may be issued to a person other than the person in whose name the Certificate is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.7, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing the appropriate number of whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock and any dividends or other distributions to the extent provided in Section 1.7(e) as contemplated by this Section 1.7. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Parent Common Stock.

         (e) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.7(g) until the surrender of such Certificate in accordance with this Article I. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.7(g) and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

         (f) No Further Ownership Rights in Target Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article I (including any cash paid pursuant to Section 1.7(e) or 1.7(g)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Target Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time of the Merger which may have been declared or made by the Target on such shares of Target Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time of the Merger, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Target Common Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger,





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
Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this
Article I, except as otherwise provided by law.

         (g) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

         (ii) As promptly as practicable following the Effective Time of the Merger, the Exchange Agent shall determine the excess of (x) the number of shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 1.7(c) over (y) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of the Certificates pursuant to Section 1.7(d) (such excess being herein called the "Excess Shares"). As soon as practicable after the Effective Time of the Merger, the Exchange Agent, as agent for the holders of the Certificates, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in Paragraph (iii) of this Section 1.7(g).

         (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The proceeds from such sale or sales available for distribution to the holders of certificates shall be reduced by the compensation payable to the Exchange Agent and the expenses incurred by the Exchange Agent, in each case, in connection with such sale or sales of the Excess Shares, including all related commissions, transfer taxes and other out-of- pocket transaction costs. Until the net proceeds of such sale or sales have been distributed to the holders of the Certificates, the Exchange Agent shall hold such proceeds in trust for the holders of the Certificates (the "Common Shares Trust"). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of a Certificate shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the aggregate amount of fractional share interests to which such holder of a Certificate is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of the Certificates are entitled.

         (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional share interests, the Exchange Agent shall make available such amounts, without interest, to such holders of Certificates who have surrendered their Certificates in accordance with this Article I.

         (h) Termination of Exchange Fund and Common Shares Trust. Any portion of the Exchange Fund and Common Shares Trust which remains undistributed to the holders of





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
Certificates for six months after the Effective Time of the Merger shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

         (i) No Liability. None of Parent, Sub, the Target, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund or the Common Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01 (d)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         (h) Investment of Exchange Fund and Common Shares Trust. The Exchange Agent shall invest any cash included in the Exchange Fund and Common Shares Trust, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

         1.8 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares that are held by shareholders who shall not have voted such Shares in favor of adoption and approval of the Merger and this Agreement and who, prior to the taking of a vote of the shareholders on the adoption and approval of the Merger and this Agreement, shall have delivered to Target a written objection to the Merger in the manner provided in Article 5.12 of the TBCA and who shall have delivered to the Surviving Corporation a written demand for payment of the fair value of such Shares in the manner provided in Article
5.12 ("Dissenting Shares") shall not be converted into the right to receive Parent Common Stock, but the holders thereof shall be entitled to payment of the fair value of such Shares in accordance with the provisions of Article 5.12; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for payment of the fair value of such Dissenting Shares (with the written consent of the Surviving Corporation, if such consent is required by the TBCA), or (ii) if any holder fails to establish his entitlement to appraisal rights as provided in Article
5.12 and Article 5.13, or fails strictly to comply with any other applicable provision of the TBCA, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition asking for a finding and determination of the fair value of all Dissenting Shares within the time provided in Article 5.12, such holder or holders (as the case may be) shall forfeit the right to appraisal of such Dissenting Shares and such Dissenting Shares shall thereupon be deemed to have





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
been converted into the right to receive Parent Common Stock as provided in
Section 1.7 hereof and shall have only such rights as provided under the TBCA.

         1.9 Taking of Necessary Action; Further Action. The parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target or Sub, such corporations shall direct their respective officers and directors to take all such lawful and necessary action.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of Parent, Taro and Sub. Parent, Taro and Sub hereby represent and warrant to Target that:

                 (a) Organization and Compliance with Law. Parent and each of its subsidiaries (the "Parent Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized and has all requisite corporate power and authority and all necessary governmental authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except where the failure to have such governmental authority would not have a material adverse effect on the financial condition, results of operations or business of Parent and the Parent Subsidiaries, taken as a whole, or on the ability of Parent or Sub to consummate the transactions contemplated hereby (a "Parent Material Adverse Effect"). Parent and each of the Parent Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be duly qualified does not and would not, in the aggregate, result in a Parent Material Adverse Effect. Parent and each of the Parent Subsidiaries is in compliance with all applicable laws, judgments, orders, rules and regulations, domestic and foreign, except where failure to be in such compliance would not result in a Parent Material Adverse Effect. Parent has heretofore delivered to Target true and complete copies of Parent's articles of incorporation and bylaws as in existence on the date hereof. A disclosure letter delivered by Parent to Target on the date hereof (the "Parent Disclosure Letter") sets forth each of the Parent Subsidiaries and the respective jurisdiction of its incorporation. All the outstanding shares of capital stock of each Parent Subsidiary have been validly issued and are fully paid and non- assessable and, except as set forth in the Parent Disclosure Letter, are owned by Parent, by another Parent Subsidiary or by Parent and another Parent Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") which are material to Parent and





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the Parent Subsidiaries, taken as a whole.  Except for the capital stock of
Parent Subsidiaries and except for the ownership interests set forth in the Parent Disclosure Letter, Parent does not own, directly or indirectly, any capital stock or other ownership interest, with a fair market value as of the date of this Agreement greater than $1,000,000, in any corporation, partnership, company, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                 (b) Capitalization. The authorized capital stock of Parent consists of an unlimited number of shares of Parent Common Stock. As of January 31, 1997, there were issued and outstanding 70,089,685 shares of Parent Common Stock. As of January 31, 1997, no shares of Parent Common Stock were held as treasury shares. As of January 31, 1997, there were reserved for issuance a total of 4,257,149 shares of Parent Common Stock pursuant to the stock option plans described in this Section 2.1(b). All issued shares of Parent Common Stock are validly issued, fully paid and nonassessable and no holder thereof is entitled to preemptive rights. All shares of Parent Common Stock to be issued pursuant to the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will not violate the preemptive rights of any person. As of January 31, 1997, there were outstanding options (the "Parent Options") to purchase an aggregate of 3,844,261 shares of Parent Common Stock. As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which are validly issued, fully paid and nonassessable and are owned by Parent.

                 (c) Authorization and Validity of Agreement. Parent, Taro and Sub have all requisite corporate power and authority to enter into this agreement and to perform their obligations hereunder. The execution and delivery by Parent, Taro and Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, Taro or Sub. This Agreement has been duly executed and delivered by Parent, Taro and Sub and is the valid and binding obligation of Parent and Sub, enforceable against Parent, Taro and Sub in accordance with its terms.

                 (d) No Approvals or Notices Required; No Conflict with Instruments to which Parent or any of the Parent Subsidiaries is a Party. Neither the execution and delivery of this Agreement nor the performance by Parent, Taro or Sub of its obligations hereunder, nor the consummation of the transactions contemplated hereby by Parent, Taro and Sub, will (i) conflict with the articles of incorporation or bylaws of Parent or the charter or bylaws of any of the Parent Subsidiaries; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to Parent or any of the Parent Subsidiaries; (iii) except for (A) requirements of Federal and state securities law, (B) requirements arising out of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"),
(C) requirements of notice filings in such foreign jurisdictions as may be applicable, and (D) the filing of articles of merger in accordance with the TBCA, require any consent or approval of, or filing with or notice to, any





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
public body or authority, domestic or foreign, under any provision of law applicable to Parent or any of the Parent Subsidiaries; or (iv) except as set forth in the Parent Disclosure Letter, require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the creation or imposition of any lien upon any properties, assets or business of Parent or any of the Parent Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Parent or any of the Parent Subsidiaries is a party or by which Parent or any of the Parent Subsidiaries or any of its or their assets or properties is bound or encumbered, except those that have already been given, obtained or filed, and except in any of the cases enumerated in clauses (ii) through (iv) those that, in the aggregate, would not result in a Parent Material Adverse Effect. Except as set forth in the Parent Disclosure Letter, Parent and the Parent Subsidiaries possess all certificates, franchises, licenses, permits, authorizations and approvals granted by governmental entities (collectively, "Permits") necessary to conduct their business as such business is currently conducted, except for such Permits, the lack of possession of which has not, and is not reasonably expected to have, a Parent Material Adverse Effect.

                 (e) OSC Filings; Financial Statements. Since January 1, 1995, Parent has filed all reports, forms and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with the Ontario Securities Commission (the "OSC") under the Securities Act (Ontario). All reports, forms and other filings filed by Parent with the OSC since January 1, 1995 through the date of this Agreement, together with any amendments thereto, are listed in the Parent Disclosure Letter and are sometimes collectively referred to as the "Parent OSC Filings." Parent has heretofore made available to Target copies of the Parent OSC Filings. As of the respective dates of their filing with the OSC, the Parent OSC Filings complied with the Securities Act (Ontario) and the regulations and policy statements of the OSC promulgated thereunder applicable to such documents, and the Registration Statement (as defined in Section 4.1) (except with respect to information concerning Target and the Target Subsidiaries (as defined in Section 2.2(a)) furnished by or on behalf of Target to Parent specifically for use therein) will comply, in all material respects with the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission"), promulgated thereunder, and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         Each of the consolidated financial statements (including any related notes or schedules) included in the Parent OSC Filings was, and each of the consolidated financial statements to be included in the Registration Statement and Proxy Statement (except for those financial statements of Target and the Target Subsidiaries furnished by or on behalf of Target to Parent specifically for use therein) will be, prepared in accordance with the accounting principles generally accepted in

Canada applied on a consistent basis ("Canadian Accounting Principles") (except as may be noted therein or in the notes or schedules thereto), and fairly present or will fairly present, as the case may be, in all material respects the consolidated financial position of Parent and the Parent Subsidiaries as of the dates thereof and the results of operations, cash flows and changes in shareholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments on a basis comparable with past periods). Except as set forth in the Parent OSC Filings or in the Parent Disclosure Letter, neither the Parent nor any Parent Subsidiary has any liabilities or obligations of any nature whether accrued, absolute, contingent or otherwise) required by Canadian Accounting Principles to be set forth on a consolidated balance sheet of the Parent and Parent Subsidiaries or in the notes thereto and which, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect. None of the Parent Subsidiaries is subject to the information reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                 (f) Conduct of Business in the Ordinary Course; Absence of Certain Changes and Events. Since September 30, 1996, except as contemplated by this Agreement, disclosed in the Parent OSC Filings filed with the OSC since that date or set forth in the Parent Disclosure Letter, Parent and the Parent Subsidiaries have conducted their business only in the ordinary and usual course, and there has not been (i) any Parent Material Adverse Effect, or any condition, event or development that reasonably may be expected to result in a Parent Material Adverse Effect, other than those associated with or arising out of the effects of the seasonality and volatility of Parent's and Parent's Subsidiaries' businesses consistent with the historic seasonality and volatility of such businesses; (ii) any material change by Parent in its accounting methods, principles or practices; (iii) any material revaluation by Parent or any of the Parent Subsidiaries of any of its or their material assets other than in the ordinary course of business; (iv) any entry by Parent or any of the Parent Subsidiaries into any commitment or transaction (or any agreement regarding any such commitment or transaction) material to Parent and the Parent Subsidiaries, taken as a whole; (v) any declaration, setting aside or payment of any dividends or distributions in respect of the Parent Common Stock or any redemption, purchase or other acquisition of any of its securities or any securities of any of the Parent Subsidiaries; (vi) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Parent and the Parent Subsidiaries, taken as a whole;
(vii) any increase in indebtedness for borrowed money other than under working capital revolving lines of credit; (viii) any granting of a security interest or lien on any material property or assets of Parent and the Parent Subsidiaries, taken as a whole, other than (A) liens for taxes not due and payable or which are being contested in good faith; (B) mechanics', warehousemen's and other statutory liens incurred in the ordinary course of business; and (C) defects and irregularities in title and encumbrances which are not substantial in character or amount and do not materially impair the use of the property or asset in question (collectively, "Permitted Liens"); or (ix) any split, combination or reclassification of any Parent capital stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Parent capital stock.

                 (g) Certain Fees. Except as set forth in the Parent Disclosure Letter, neither Parent nor any of its officers, directors or employees, on behalf of Parent or any of the Parent Subsidiaries or its or their respective Boards of Directors (or any committee thereof), has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

                 (h) Litigation. Except as disclosed in the Parent Commission Filings or set forth in the Parent Disclosure Letter, there are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of Parent, threatened against or affecting Parent or any of the Parent Subsidiaries or any of their respective properties at law or in equity, or any of their respective employee benefit plans or fiduciaries of such plans, or before or by any federal, state, municipal or other governmental agency or authority, or before any arbitration board or panel, wherever located, that are reasonably likely to result in a Parent Material Adverse Effect, or that involve a substantial risk of criminal liability (and Parent does not have any reasonable basis to expect any such claim, action, suit, investigation or proceeding to be commenced), and there is not any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Parent or any Parent Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, a Parent Material Adverse Effect. As of the date of this Agreement, except as disclosed in the Parent Commission Filings or in the Parent Disclosure Letter, there is no suit, action or proceeding pending, or, to the knowledge of Parent, threatened, against Parent or any Parent Subsidiary (and Parent does not have any reasonable basis to expect any such suit, action or proceeding to be commenced) that, individually or in the aggregate, could reasonably be expected to prevent or delay in any material respect the consummation of the Merger or the transactions contemplated by this Agreement.

                 (i) Employee Benefit Plans. There are no "employee pension benefit plans," as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Parent or the Parent Subsidiaries for the benefit of their employees except for those (each a "Parent Pension Plan") disclosed in the Parent Disclosure Letter. Each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, maintained, sponsored or contributed to by Parent or a Parent Subsidiary or with respect to which the Parent or any Parent Subsidiary has any liability (each a "Parent Benefit Plan") complies in all material respects with all applicable requirements of ERISA, the Code and other applicable laws. To Parent's knowledge, neither Parent nor any Parent Subsidiary, nor any of their respective directors, officers or employees, has, with respect to any Parent Benefit Plan, engaged in any conduct that would result in any taxes or penalties on prohibited transactions under Section 4975 of the Code or under
Section 502(i) of ERISA or in any breach of fiduciary duty liability under
Section 409 of ERISA which in the aggregate is reasonably likely to result in a Parent Material Adverse Effect.

         Except as set forth in the Parent Disclosure Letter, neither Parent nor any Parent Subsidiary maintains any Parent Pension Plan that is subject to Title IV of ERISA. Neither Parent nor any Parent Subsidiary has, or within the preceding six years has had, any obligation to contribute to any "multiemployer plan," as defined in Section 3(37) of ERISA.

         Except as set forth in the Parent Disclosure Letter, each Parent Pension Plan which is intended to be qualified under Section 401(a) of the Code has received a letter from the Internal Revenue Service (the "IRS") determining that such plan is exempt from United States federal income tax under Sections 401(a) and 501(a) of the Code and approving the form of such plan as amended to comply with the requirements of the Tax Reform Act of 1986 and all subsequent required amendments have been timely made, and there has been no occurrence since the date of any such determination letter (to the extent such letter has been received) which has adversely affected such qualification.

         Except as set forth in the Parent Disclosure Letter, neither Parent nor any Parent Subsidiary has any obligation to provide welfare benefits to any of its former employees, except to the extent required by Section 4980B of the Code and Section 601-608 of ERISA (collectively, "COBRA").

                 (j) Taxes. Except as set forth in the Parent Disclosure Letter or in the Parent Commission Filings, all returns and reports, including, without limitation, information and withholding returns and reports ("Tax Returns"), of or relating to any foreign, federal, state or local tax, assessment or other governmental charge ("Taxes" or a "Tax") that are required to be filed on or before the Closing Date by or with respect to Parent or any of the Parent Subsidiaries, have been or will be duly and timely filed, such Tax Returns are true, complete and correct in all material respects, and all Taxes, including interest and penalties, due and payable pursuant to such Tax Returns have been paid or, except as set forth in the Parent Disclosure Letter, adequately provided for in reserves established by Parent, except where the failure to file, pay or provide for would not result in a Parent Material Adverse Effect. There is no material claim against Parent or any of the Parent Subsidiaries with respect to any Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Parent or any of the Parent Subsidiaries that has not been adequately provided for in reserves established by Parent and no requests for waivers of the time to assess any such Taxes are pending.

                 (k) Environmental. Except as set forth in the Parent Disclosure Letter or in the Parent Commission Filings, Parent and the Parent Subsidiaries are in substantial compliance with all applicable Environmental Laws (as defined below). For purposes of this Section 2.1(k), "substantial compliance" shall mean compliance, except to the extent that failure to comply would not reasonably be expected to result in a Parent Material Adverse Effect.

                 Except as set forth in the Parent Disclosure Letter, (i) none of the properties currently owned or operated by Parent or any Parent Subsidiary contains any Hazardous Substance in amounts exceeding the levels permitted by applicable Environmental Laws, (ii) neither Parent nor any Parent Subsidiary has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that Parent or any Parent Subsidiary may be in violation, or is liable under, any applicable Environmental Law in connection with the ownership or operation of its business including, without limitation, liability relating to assets not owned or operated by Parent or any Parent Subsidiary, (iii) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings, pending or threatened, against Parent or any Parent Subsidiary relating to any violation of or liability under, or alleged violation of or liability under, any applicable Environmental Law, (iv) no reports have been filed, or are required to be filed, by Parent or any Parent Subsidiary concerning the threatened or actual violation of any applicable Environmental Law, (v) no Hazardous Substance has been disposed of, released or transported in violation of or under circumstances that could create liability under any applicable Environmental Law from any properties owned by Parent or any Parent Subsidiary as a result of any activity of Parent or any Parent Subsidiary during the time such properties were owned, leased or operated by Parent or any Parent Subsidiary, and (vi) neither Parent, any of the Parent Subsidiaries nor any of their respective properties are subject to any material liabilities or expenditure (fixed or contingent) relating to any settlement, court order, administrative order, judgment or claim asserted or arising under any applicable Environmental Law, except for violations of or matters described by the foregoing clauses (i) through (vi) not set forth in the Parent Disclosure Letter that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

         "Environmental Law" means any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. in each case as amended and as in effect on the Closing Date. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or effects of exposure to any Hazardous Substance.

         "Hazardous Substance" means any substance presently listed, defined, designated or classified as a "Hazardous Substance" under any Environmental Law, or oil or any fraction thereof.

         Except as set forth in the Parent Disclosure Letter or in the Parent Commission Filings, neither Parent nor the Parent Subsidiaries are subject to any order or decree of or have received, within the past five years, any written notice from any governmental agency with respect to any alleged violation by Parent or any of the Parent Subsidiaries of, or the incurrence of any remedial obligation by Parent or the Parent Subsidiaries under, any applicable federal, state or local environmental or health and safety statutes and regulations which has had or would have a Parent Material Adverse Effect and no requests for waivers of the fine to assess any such Taxes are pending.

                 (l) Title to Property. Except as set forth in the Parent Disclosure Letter or in the Parent Commission Filings, Parent and each of the Parent Subsidiaries have good and indefeasible title to all of their real properties purported to be owned in fee and good title to all their other material assets, free and clear of all Liens, other than Permitted Liens or Liens that are not material to the business of Parent and the Parent Subsidiaries, taken as a whole.

                 (m) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.


         2.2 Representations and Warranties of Target. Target hereby represents and warrants to Parent that:

                 (a) Organization and Compliance with Law. Target and each of its subsidiaries (the "Target Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized and has all requisite corporate power and authority and all necessary governmental authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except where the failure to have such governmental authority would not have a material adverse effect on the financial condition, results of operations or business of Target and the Target Subsidiaries, taken as a whole, or on the ability of Target to consummate the transactions contemplated hereby ("Target Material Adverse Effect"). Target and each of the Target Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be duly qualified does not and would not, in the aggregate, result in a Target Material Adverse Effect. Target and each of the Target Subsidiaries is in compliance with all applicable laws, judgments, orders, rules and regulations, domestic and foreign, except where failure to be in such compliance would not result in a Target Material Adverse Effect.
Target has heretofore delivered to Parent true and complete copies of Target's articles of incorporation and bylaws as in existence on the date hereof. A disclosure letter delivered by Target to Parent on the date hereof (the "Target Disclosure Letter") sets forth each of the Target Subsidiaries and the respective jurisdiction of its incorporation. All the outstanding shares of capital stock of each Target Subsidiary have been validly issued and are fully paid and non-assessable and, except as set forth in the Target Disclosure Letter, are owned by Target, by another Target Subsidiary or by Target and another Target Subsidiary, free and clear of all Liens which are material to Target and the Target Subsidiaries, taken as a whole. Except for the capital stock of Target Subsidiaries and except for the ownership interests set forth in the Target Disclosure Letter, Target does not own, directly or indirectly, any capital stock or other ownership interest, with a fair market value as of the date of this Agreement greater than $1,000,000, in any corporation, partnership, company, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                 (b) Capitalization. The authorized capital stock of Target consists of 20,000,000 shares of Target Common Stock and 2,000,000 shares of preferred stock, par value $1.00 per share ("Target Preferred Stock"). As of February 28, 1997, there were issued and outstanding 6,861,999 shares of Target Common Stock, and no shares of Target Preferred Stock were issued and outstanding. As of February 28, 1997, no shares of Target Preferred Stock and 7,710 shares of Target Common Stock were held as treasury shares.
All issued shares of Target Common Stock are validly issued, fully paid and nonassessable and no holder thereof is entitled to preemptive rights. As of the date hereof, there are outstanding options (the "Target Options") to purchase an aggregate of 1,285,400 shares of Target Common Stock, and shares of Target Common Stock have been reserved for issuance pursuant to all such stock options. Other than as set forth in this Section 2.2(b) or pursuant to rights ("Target Rights") issued pursuant to the Rights Agreement by and between Target and American Stock Transfer & Trust Company, as Rights Agent (as amended, the "Target Rights Agreement"), there are not now, and at the Effective Time there will not be, any (A) shares of capital stock or other equity securities of Target outstanding (other than Target Common Stock issued pursuant to the exercise of Target Options as described herein) or (B) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Target, or contracts, understandings or arrangements to which Target is a party, or by which it is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock.

                 (c) Authorization and Validity of Agreement. Target has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by Target of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Target, subject only, with respect to the Merger, to adoption and approval of the Merger and this Agreement by its shareholders as provided for in Section 4.3(a). On or prior to the date hereof the Board of Directors of Target has determined to recommend approval of the Merger to the shareholders of Target, and such determination is in effect as of the date hereof. This Agreement has been duly executed and delivered by Target and is the valid and binding obligation of Target, enforceable against Target in accordance with its terms.

                 (d) No Approvals or Notices Required; No Conflict with Instruments to which Target or any of the Target Subsidiaries is a Party. Neither the execution and delivery of this Agreement nor the performance by Target of its obligations hereunder, nor the consummation of the transactions contemplated hereby by Target, will (i) conflict with the articles of incorporation or bylaws of Target or the charter or bylaws of any of the Target Subsidiaries; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to Target or any of the Target Subsidiaries; (iii) except for (A) requirements of Federal and state securities law, (B) requirements arising out of the HSR Act, (C) requirements of notice filings in such foreign jurisdictions as may be applicable, and (D) the filing of articles of merger in accordance with the TBCA, require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to Target or any of the Target Subsidiaries; or (iv) except as set forth in the Target Disclosure Letter, require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the creation or imposition of any lien upon any properties, assets or business of Target or any of the Target Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Target or any of the Target Subsidiaries is a party or by which Target or any of the Target Subsidiaries or any of its or their assets or properties is bound or encumbered, except those that have already been given, obtained or filed, and except in any of the cases enumerated in clauses (i) through (iv) those that, in the aggregate, would not result in a Target Material Adverse Effect. Except as set forth in the Target Disclosure Letter, Target and the Target Subsidiaries possess all Permits necessary to conduct their business as such business is currently conducted, except for such Permits, the lack of possession of which has not, and is not reasonably expected to have, a Target Material Adverse Effect.

                 (e) Commission Filings; Financial Statements. Since January 1, 1995, Target has filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with the Commission under the Securities Act and the Exchange Act. All reports, registration statements and other filings filed by Target with the Commission since January 1, 1995 through the date of this Agreement, together with any amendments thereto, are listed in the Target Disclosure Letter and are sometimes collectively referred to as the "Target Commission Filings". Target has heretofore delivered to Parent copies of the Target Commission Filings. As of the respective dates of their filing with the Commission, the Target Commission Filings complied, and the Proxy Statement (except with respect to information concerning Parent and the Parent Subsidiaries furnished by or on behalf of Parent to Target specifically for use therein) will comply, in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         All material contracts of Target and the Target Subsidiaries have been included in the Target Commission Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the Commission and those contracts entered into in connection with the transactions contemplated hereby.

         Each of the consolidated financial statements (including any related notes or schedules) included in the Target Commission Filings was, and each of the consolidated financial statements to be included in the Proxy Statement (except for those financial statements of Parent and the Parent Subsidiaries furnished by or on behalf of Parent to Target specifically for use therein) will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto), and fairly presents or will fairly present, as the case may be, in all material respects the consolidated financial position of Target and the Target Subsidiaries as of the dates thereof and the results of operations, cash flows and changes in shareholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments on a basis comparable with past periods). Except as set forth in the Target Commission Filings or in the Target Disclosure Letter, neither the Target nor any Target Subsidiary has any liabilities or obligations of any nature whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Target and Target Subsidiaries or in the notes thereto and which, individually or in the aggregate, is reasonably likely to have a Target Material Adverse Effect. None of the Target Subsidiaries is subject to the information reporting requirements of Section 13 of the Exchange Act.

                 (f) Conduct of Business in the Ordinary Course; Absence of Certain Changes and Events. Since September 30, 1996, except as contemplated by this Agreement, disclosed in the Target Commission Filings filed with the Commission since that date or set forth in the Target Disclosure Letter, Target and the Target Subsidiaries have conducted their business only in the ordinary and usual course, and there has not been (i) any Target Material Adverse Effect, or any condition, event or development that reasonably may be expected to result in any such Target Material Adverse Effect other than those associated with or arising out of the effects of the seasonality and volatility of Target's and Target's Subsidiaries' businesses consistent with the historic seasonality and volatility of such businesses; (ii) any material change by Target in its accounting methods, principles or practices; (iii) any material revaluation by Target or any of the Target Subsidiaries of any of its or their material assets other than in the ordinary course of business; (iv) any entry by Target or any of the

Target Subsidiaries into any commitment or transaction (or any agreement regarding any such commitment or transaction) material to Target and the Target Subsidiaries, taken as a whole; (v) any declaration, setting aside or payment of any dividends or distributions in respect of the Target Common Stock or any redemption, purchase or other acquisition of any of its securities or any securities of any of the Target Subsidiaries; (vi) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Target and the Target Subsidiaries, taken as a whole;
(vii) any increase in indebtedness for borrowed money other than under working capital revolving lines of credit; (viii) any granting of a security interest or lien on any material property or assets of Target and the Target Subsidiaries, taken as a whole, other than Permitted Liens; (ix) any split, combination or reclassification of any Target capital stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Target capital stock; or (x) (A) any granting by Target or any Target Subsidiary to any executive officer of Target or any Target Subsidiary of any increase in compensation, except in the ordinary course of business consistent with prior practice or as required under any employment agreement in effect as of September 30, 1996, (B) any granting by Target or any Target Subsidiary to any such executive officer of any increase in severance or termination pay, except as required under any employment, severance or termination agreement in effect as of September 30, 1996, or (C) any entry by Target or any Target Subsidiary into any employment, severance or termination agreement with any such executive officer.

                 (g) Certain Fees. Except as set forth in the Target Disclosure Letter, neither Target nor any of its officers, directors or employees, on behalf of Target or any of the Target Subsidiaries or its or their respective Boards of Directors (or any committee thereof), has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

                 (h) Litigation. Except as disclosed in the Target Commission Filings or set forth in the Target Disclosure Letter, there are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of Target, threatened against or affecting Target or any of the Target Subsidiaries or any of their respective properties at law or in equity, or any of their respective employee benefit plans or fiduciaries of such plans, or before or by any federal, state, municipal or other governmental agency or authority, or before any arbitration board or panel, wherever located, that are reasonably likely to result in a Target Material Adverse Effect, or that involve a substantial risk of criminal liability (and Target does not have any reasonable basis to expect any such claim, action, suit, investigation or proceeding to be commenced), and there is not any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Target or any Target Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, a Target Material Adverse Effect. As of the date of this Agreement, except as disclosed in the Target Commission Filings or in the Target Disclosure

Letter, there is no suit, action or proceeding pending, or, to the knowledge of Target, threatened, against Target or any Target Subsidiary (and Target does not have any reasonable basis to expect any such suit, action or proceeding to be commenced) that, individually or in the aggregate, could reasonably be expected to prevent or delay in any material respect the consummation of the Merger or the transactions contemplated by this Agreement.

                 (i) Employee Benefit Plans. There are no "employee pension benefit plans," as such term is defined in Section 3(2) of ERISA, maintained by Target or the Target Subsidiaries for the benefit of their employees, except for those (each a "Target Pension Plan") disclosed in the Target Disclosure Letter. Each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, maintained, sponsored, or contributed to by Target or a Target Subsidiary or with respect to which Target or any Target Subsidiary has any liability (each a "Target Benefit Plan") complies in all material respects with all applicable requirements of ERISA, the Code and other applicable laws. To Target's knowledge, neither Target nor any Target Subsidiary, nor any of their respective directors, officers or employees has, with respect to any Target Benefit Plan, engaged in any conduct that would result in any taxes or penalties on prohibited transactions under Section 4975 of the Code or under Section 502(i) of ERISA or in breach of fiduciary duty liability under Section 409 of ERISA which in the aggregate is reasonably likely to result in a Target Material Adverse Effect. Except as set forth in the Target Disclosure Letter or as otherwise provided in this Agreement, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or in combination with another event) constitute an event under any benefit or compensation plan, policy, arrangement or agreement or any trust or loan that will or may result in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or compensation or obligation to fund benefits or compensation with respect to any employee. The only severance or termination agreements or severance or termination plans, policies or arrangements applicable to Target or the Target Subsidiaries are those specifically set forth in the Target Disclosure Letter.

         Except as set forth in the Target Disclosure Letter, neither Target nor any Target Subsidiary maintains any Target Pension Plan that is subject to Title IV of ERISA. Except as set forth in the Target Disclosure Letter, neither Target nor any Target Subsidiary has, or within the preceding six years has had, any obligation to contribute to any "multiemployer plan," as defined in Section 3(37) of ERISA.

         Except as disclosed in the Target Disclosure Letter, each Target Pension Plan which is intended to be qualified under Section 401(a) of the Code has received a letter from the IRS determining that such plan is exempt from United States federal income tax under Sections 401(a) and 501(a) of the Code and approving the form of such plan as amended to comply with the requirements of the Tax Reform Act of 1986 and all subsequent required amendments have been made, and there has been no occurrence since the date of any such determination letter (to the extent such letter has been received) which has adversely affected such qualification.

         Except as set forth in the Target Disclosure Letter, neither Target nor any Target Subsidiary has any obligation to provide welfare benefits to any of its former employees except to the extent required by COBRA.

                 (j) Taxes. Except as set forth in the Target Disclosure Letter or in the Target Commission Filings:

         (i) all Tax Returns of or relating to any Tax that are required to be filed on or before the Closing Date by or with respect to Target or any of the Target Subsidiaries, or any other corporation that is or was a member of an affiliated group (within the meaning of Section 1504(a) of the Code) of corporations of which Target was a member for any period ending on or prior to the Closing Date, have been or will be duly and timely filed, such Tax Returns are true, complete and correct in all material respects, and all Taxes, including interest and penalties, due and payable pursuant to such Tax Returns have been paid or adequately provided for in reserves established by Target, except where the failure to file, pay or provide for would not result in a Target Material Adverse Effect. There is no material claim against Target or any of the Target Subsidiaries with respect to any Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Target, or any of the Target Subsidiaries that has not been adequately provided for in reserves established by Target and no requests for waivers of the time to assess any such Taxes are pending. All Tax Returns of and with respect to Target or any of the Target Subsidiaries have been either examined by and settled with the United States Internal Revenue Service or closed without examination for all years through 1992.

         (ii) Where payment is not yet due, Target has established (or have had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established on or before the Closing Date an adequate accrual for the payment of all Taxes due with respect to any period ending prior to or as of the Closing Date of the Merger, except where the failure to pay or establish adequate reserves has not had and would not reasonably be expected to have a Target Material Adverse Effect.

         (iii) There are no Liens for Taxes upon the assets of Target except Liens for Taxes not yet due.

         (iv) There are no material federal, state, local or foreign audits or other administrative proceedings or court proceedings presently pending with regard to any Taxes or Tax Returns of Target.

         (v) Target is not a party to any agreement or arrangement (written or oral) providing for the allocation or sharing of Taxes.

         (vi) Target has not filed a consent pursuant to Section 341(f)(2) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term as defined in Section 341(f)(4) of the Code) owned by Target.

         (vii) Target is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the five year period ending on the Closing Date.

                 (k) Environmental. Except as set forth in the Target Disclosure Letter, Target and the Target Subsidiaries are in substantial compliance with all applicable Environmental Laws. For purposes of this Section 2.2(k), "substantial compliance" shall mean compliance, except to the extent that failure to comply would not reasonably be expected to result in a Target Material Adverse Effect.

         Except as set forth in the Target Disclosure Letter, (i) none of the properties currently owned or operated by Target or any Target Subsidiary contains any Hazardous Substance in amounts exceeding the levels permitted by applicable Environmental Laws, (ii) neither Target nor any Target Subsidiary has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that Target or any Target Subsidiary may be in violation, or is liable under, any applicable Environmental Law in connection with the ownership or operation of its business including, without limitation, liability relating to assets not owned or operated by Target or any Target Subsidiary, (iii) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings, pending or threatened, against Target or any Target Subsidiary relating to any violation of or liability under, or alleged violation of or liability under, any applicable Environmental Law, (iv) no reports have been filed, or are required to be filed, by Target or any Target Subsidiary concerning the threatened or actual violation of any applicable Environmental Law, (v) no Hazardous Substance has been disposed of, released or transported in violation of or under circumstances that could create liability under any applicable Environmental Law from any properties owned by Target or any Target Subsidiary as a result of any activity of Target or any Target Subsidiary during the time such properties were owned, leased or operated by Target or any Target Subsidiary, and (vi) neither Target, any of the Target Subsidiaries nor any of their respective properties are subject to any material liabilities or expenditure (fixed or contingent) relating to any settlement, court order, administrative order, judgment or claim asserted or arising under any applicable Environmental Law, except for violations of or matters described by the foregoing clauses (i) through (vi) not set forth in the Target Disclosure Letter that, individually or in the aggregate, would not reasonably be expected to have a Target Material Adverse Effect.

         Except as set forth in the Target Disclosure Letter, neither Target nor the Target Subsidiaries are subject to any order or decree of or have received, within the past five years, any written notice from any governmental agency with respect to any alleged violation by Target or any of the Target Subsidiaries of, or the incurrence of any remedial obligation by Target or any of the Target Subsidiaries under, any applicable federal, state or local environmental or health and safety statutes and regulations which has had or would have a Target Material Adverse Effect.

                 (l) Title to Property. Except as set forth in the Target Disclosure Letter or in the Target Commission Filings, Target and each of the Target Subsidiaries have good and indefeasible title to all of their real properties purported to be owned in fee and good title to all their other material assets, free and clear of all Liens, other than Permitted Liens or Liens that are not material to the business of Target and the Target Subsidiaries, taken as a whole.

                 (m) Voting Requirements. The affirmative vote of the holders of two-thirds of the outstanding shares of Target Common Stock in favor of the adoption and approval of the Merger and this Agreement is the only vote of the holders of any class or series of the capital stock of Target necessary to approve this Agreement and the Merger.

                 (n) Severance Payments. The Target Disclosure Letter lists all obligations of Target and the Target Subsidiaries for the payment of severance or similar obligations to any of their respective employees, officers or directors as a result of the cessation of their employment in connection with or after the Merger or the transactions contemplated by this Agreement. Target or the Target Subsidiaries will pay to certain employees the transaction bonuses listed in the Target Disclosure Letter upon consummation of the Merger, and such listed bonuses represent all such bonuses payable by Target or the Target Subsidiaries to any employee, officer or director of Target or a Target Subsidiary in connection with the Merger or the transactions contemplated by this Agreement.

                 (o)      Intentionally Left Blank.

                 (p) Dissenting Shareholders. Target has no knowledge of any plan or intention on the part of any Target shareholders to make written demand for payment of the fair value of their Shares in the manner provided in
Article 5.12 of the TBCA.

                 (q) Opinion of Financial Advisor. Target has received the oral opinion of Simmons and Company International, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by Target's shareholders is fair to Target's shareholders from a financial point of view, and a copy of the written opinion will be delivered to Parent promptly after its receipt by Target, but in any event not later than three business days after the date of this Agreement.

                 (r) Compliance with Laws. Neither Target nor any Target Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any governmental entity applicable to its business or operations, except for violations and failures to comply that could not, individually or in the aggregate, reasonably be expected to result in a Target Material Adverse Effect.

                 (s) State Takeover Statutes. The Board of Directors of Target has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, and the transactions contemplated by this Agreement, the provisions of any applicable state takeover statute or similar statute or regulation.

                 (t) Rights Agreement. Target has taken all necessary action to (i) render Target Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (x) neither Parent nor any of its Affiliates (as defined in the Target Rights Agreement) is an Acquiring Person (as defined in the Target Rights Agreement), and (y) no Distribution Date, Section 11(a)(ii) Event, Section 13 Event, Stock Acquisition Date or Triggering Event (each as defined in the Target's Rights Agreement) shall occur by reason of the approval, execution or delivery of this Agreement, the announcement or consummation of the Merger or the consummation of any of the other transactions contemplated by this Agreement.

                 (u) No Excess Parachute Payments. Other than payments that may be made to the persons listed in the Target Disclosure Letter, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement (whether alone or in combination with a qualifying termination of employment) by any employee, officer or director of the Target or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Target Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

                                  ARTICLE III

                COVENANTS OF TARGET PRIOR TO THE EFFECTIVE TIME

         3.1 Conduct of Business by Target Pending the Merger. Target covenants and agrees that, from the date of this Agreement until the Effective Time, unless Parent shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement or set forth in the Target Disclosure Letter:

                 (a) The business of Target and the Target Subsidiaries shall be conducted only in, and Target and the Target Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and in compliance in all material respects with all applicable laws and regulations;

                 (b) Target shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber, or permit any Target Subsidiary to issue, sell, pledge, dispose of or encumber, (A) any capital stock of Target or any Target Subsidiary except upon the exercise of Target Options outstanding as of the date of this Agreement or pursuant to the Target Rights

Agreement (as amended in contemplation of the Merger) or (B) other than in the ordinary course of business and consistent with past practice and not relating to the borrowing of money, any assets of Target or any Target Subsidiary; (ii) amend or propose to amend the respective charters or bylaws of Target or any Target Subsidiary, (iii) split, combine or reclassify any outstanding capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding; (iv) redeem, purchase or acquire or offer to acquire, or permit any of the Target Subsidiaries to redeem, purchase or acquire or offer to acquire, any of its or their capital stock; or (v) except in the ordinary course of business and consistent with past practice, enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 3.1(b);

                 (c) Target shall use all reasonable efforts (i) to preserve intact the business organization of Target and each of the Target Subsidiaries, (ii) to maintain in effect any franchises, authorizations or similar rights of Target and each of the Target Subsidiaries, (iii) to keep available the services of its and their current officers and key employees,
(iv) to preserve the goodwill of those having business relationships with it and the Target Subsidiaries, (v) to maintain and keep its properties and the properties of the Target Subsidiaries in as good a repair and condition as presently exists, except for deterioration due to ordinary wear and tear and damage due to casualty; and (vi) to maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it and the Target Subsidiaries;

                 (d) Target shall not make or agree to make, or permit any of the Target Subsidiaries to make or agree to make, any new capital expenditure other than those made in the ordinary course of business and consistent with past practice, which shall not exceed an aggregate of $1,500,000 during the term of this Agreement;

                 (e) Target shall, and shall cause the Target Subsidiaries to, perform their respective obligations under any contracts and agreements to which any of them is a party or to which any of their assets is subject, except to the extent such failure to perform would not result in a Target Material Adverse Effect, and except for such obligations as Target or the Target Subsidiaries in good faith may dispute;

                 (f) Target shall not, or permit any of the Target Subsidiaries to, amend its articles of incorporation, bylaws or other comparable charter or organizational documents;

                 (g) Target shall not, or permit any of the Target Subsidiaries to, acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets or, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to Target and the Target Subsidiaries taken as a whole;

                 (h) Target shall not, or permit any of the Target Subsidiaries to, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any Target Property other than (A) sales and dispositions of interests or rights with respect to real or personal property having an aggregate fair market value on the date of this Agreement of less than $2,000,000, in each case only if in the ordinary course of business consistent with past practice, and (B) Liens that are incurred in the ordinary course of business consistent with past practice. Notwithstanding the foregoing provisions of this Section 3.1(h), Parent acknowledges and agrees that, subject to Parent's consent which shall not be unreasonably withheld, Target shall be permitted to sell all of its interest in Chemisolv Holdings, Inc. ("Chemisolv") by merger, sale of substantially all the assets of Chemisolv or its subsidiaries, sale of any equity interest in Chemisolv or its subsidiaries, or any other business combination; provided, however, that in any case (i) Parent is satisfied through its independent review of the transaction of the commercial reasonableness of proceeding therewith; and (ii) any proceeds from such merger, sale or other business combination are used to pay down the long-term debt of Target.

                 (i) Target shall not, or permit any of the Target Subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Target or any Target Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term or working capital borrowings incurred in the ordinary course of business consistent with past practice, or make any loans, advances (other than any advances to employees in the ordinary course of business consistent with prior practice) or capital contributions to, or investments in, any other person, other than to Target or any Target Subsidiary;

                 (j) Target shall not, or permit any of the Target Subsidiaries to, except pursuant to existing employment agreements or as required by applicable laws (A) increase the compensation payable or to become payable to its executive officers, (B) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, executive officer or employee of Target or any Target Subsidiary (other than in accordance with Target Benefit Plans in effect on the date of this Agreement) or (C) establish, adopt, enter into or amend in any material respect or take any action to accelerate any rights or benefits under any collective bargaining agreement or Target Benefit Plan;

                 (k) except as contemplated by this Agreement, Target shall not, or permit any of the Target Subsidiaries to, amend any Target Options as a result of this Agreement or in contemplation of the Merger;

                 (l) Target shall not make, or permit any of the Target Subsidiaries to make, any material Tax election or settle or compromise any material Tax liability or refund, except to the extent already provided for in the Target Commission Filings; and

                 (m) Target shall not, or permit any of the Target Subsidiaries to, authorize any of, or commit or agree to take any of, the foregoing actions.

         3.2 No Shopping. Target and the Target Subsidiaries shall not, directly or indirectly, through any officer, director, employee, representative or otherwise, solicit, initiate or encourage submission of proposals or offers from any person or entity (other than Parent) relating to any merger, acquisition or purchase of all or (other than in the ordinary course of business) a portion of the assets of, or any equity interest in, Target or any of the Target Subsidiaries or any business combination with Target or any of the Target Subsidiaries (collectively, a "Target Acquisition Proposal") or participate in any negotiations regarding, or furnish to any other person any information with respect to Target for the purposes of, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to seek or effect a Target Acquisition Transaction; provided, however, that (i) Target may furnish or cause to be furnished information concerning its businesses, properties or assets to a third party, subject to an appropriate confidentiality agreement having been entered into by such third party; (ii) Target may engage in discussions or negotiations with a third party; (iii) following the receipt of a proposal for a Target Acquisition Transaction, the Board of Directors of Target may withdraw, modify or amend its recommendation to the shareholders of Target regarding approval of the Merger and this Agreement and discontinue the solicitation of proxies in favor of such adoption and approval; and (iv) following receipt of a proposal for a Target Acquisition Transaction, Target may take and disclose to its shareholders a position contemplated by Rule 14e-2 under the Exchange Act or otherwise make appropriate disclosures to Target's shareholders, but in each case referred to in the foregoing clauses (i) through
(iv), only to the extent that the Board of Directors of Target concludes in good faith on the basis of the written opinion of its outside counsel that failure to take such action would constitute a breach by the Board of Directors of Target of its fiduciary duty under applicable law. If any Target Acquisition Proposal, or any inquiry or contact with any person with respect thereto is made, Target shall promptly notify Parent and shall identify the party making the Target Acquisition Proposal and the material terms of the Target Acquisition Proposal and shall provide the Parent with a reasonable opportunity to respond to Target regarding any such Target Acquisition Proposal.

         3.3 Dissenters' Rights. Target shall not settle or compromise any claim for dissenters' rights in respect of the Merger prior to the Effective Time without the prior written consent of Parent.

                                   ARTICLE IV

                             ADDITIONAL AGREEMENTS

         4.1     Proxy Statement/Prospectus; Registration Statement.

                 (a) As promptly as practicable after the execution of this Agreement, but in any event not later than April 22, 1997, Parent and Target shall prepare and file with the Commission preliminary proxy materials which shall constitute the proxy statement (the "Proxy Statement") of Target and the registration statement with respect to the Parent Common Stock to be issued in connection with the Merger (the "Registration Statement"). As promptly as practicable after comments are received from the Commission on the preliminary proxy materials and after the furnishing by Target and Parent of all information required to be contained therein, Target and Parent shall file with the Commission a combined proxy and registration statement on Form F-4 (or on such other form as shall be appropriate) relating to the approval and adoption of the Merger and this Agreement by the shareholders of Target and the issuance by Parent of Parent Common Stock in connection with the Merger and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Proxy Statement shall contain the recommendation of the Board of Directors of Target that the shareholders of Target vote to approve and adopt the Merger and this Agreement, unless the Board of Directors of Target concludes in good faith on the basis of the written opinion of its outside counsel that such recommendation would constitute a breach by the Board of Directors of Target of its fiduciary duty under applicable law.

                 (b) Target shall use reasonable efforts to cause to be delivered to Parent a letter of Target's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accounts in connection with registration statements similar to the Registration Statement.

                 (c) Parent shall use reasonable efforts to cause to be delivered to Target a letter of its independent public accounts, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Target, in form and substance reasonably satisfactory to Target and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         4.2     Access to Information; Confidentiality.

                 (a) From the date hereof to the Effective Time, Target shall, and shall cause the Target Subsidiaries and its and their officers, directors, employees and representatives to, afford the representatives of Parent reasonable access during normal business hours to its officers, employees, representatives, books and records, and shall furnish Parent all financial, operating and other data and information as Parent, through its representatives, reasonably may request. Parent agrees to hold in confidence all, and not to disclose to others for any reason whatsoever, any non-public information received by it, any Parent Subsidiary or its or their representatives in connection with the transactions contemplated hereby except
(i) as required by law, provided that
before any disclosure by Parent of any information relating to Target pursuant to this Section 4.2(a)(i), Parent shall notify Target as soon as practicable after learning that such a disclosure is required so as to afford Target an opportunity to obtain a protective order or otherwise to contest such disclosure; (ii) for disclosure to officers, directors, employees and representatives of Parent and the Parent Subsidiaries as necessary in connection with the transactions and filings contemplated hereby or as necessary to the operation of Parent's business; and (iii) for information which becomes publicly available other than through Target. In the event the Merger is not consummated, Parent shall return to Target all non-public documents and other material obtained from Target, the Target Subsidiaries or their representatives in connection with the transactions contemplated hereby, or shall certify to Target that such information has been destroyed.

                 (b) From the date hereof to the Effective Time, Parent shall, and shall cause the Parent Subsidiaries and its and their officers, directors, employees and representatives to, afford the representatives of Target reasonable access during normal business hours to its officers, employees, representatives, books and records, and shall furnish Target all financial, operating and other data and information as Target, through its representatives, reasonably may request. Target agrees to hold in confidence all, and not to disclose to others for any reason whatsoever, any non-public information received by it, any Target Subsidiary or its or their representatives in connection with the transactions contemplated hereby except
(i) as required by law, provided that before any disclosure by Target of any information relating to Parent pursuant to this Section 4.2(b)(i), Target shall notify Parent as soon as practicable after learning that such a disclosure is required so as to afford Parent an opportunity to obtain a protective order or otherwise to contest such disclosure; (ii) for disclosure to officers, directors, employees and representatives of Target and the Target Subsidiaries as necessary in connection with the transactions and filings contemplated hereby or as necessary to the operation of Target's business; and (iii) for information which becomes publicly available other than through Parent. In the event the Merger is not consummated, Target shall return to Parent all non-public documents and other material obtained from Parent, the Parent Subsidiaries or their representatives in connection with the transactions contemplated hereby, or shall certify to Parent that such information has been destroyed.

         4.3 Meeting of Shareholders. Target shall promptly take all action reasonably necessary in accordance with the TBCA and its articles of incorporation and bylaws to convene a meeting of its shareholders to consider and vote upon the adoption and approval of the Merger and this Agreement. The Board of Directors of Target (i) shall recommend at such meeting that the shareholders of Target vote to adopt and approve the Merger and this Agreement;
(ii) shall use all reasonable efforts to solicit from shareholders of Target proxies in favor of such adoption and approval; and (iii) shall take all other action necessary to secure a vote of its shareholders in favor of the adoption and approval of the Merger and this Agreement and shall not, upon any notice having been issued to so convene, take any steps to cancel or postpone such meeting, except to the extent required by applicable law; provided, however, that the Board of Directors of Target shall not be required to take any of the foregoing actions to the extent that the Board of Directors of Target concludes in good faith on the basis of the written opinion of its outside counsel that taking any such action would constitute a breach by the Board of Directors of Target of its fiduciary duty under applicable law.

         4.4 Filings; Consents; Reasonable Efforts. Subject to the terms and conditions of this Agreement, Target and Parent shall (i) make all necessary filings with respect to the Merger and this Agreement under the HSR Act, the Securities Act, the Exchange Act and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto; (ii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iii) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including defending any lawsuits or other legal proceedings challenging this Agreement or the transactions contemplated by this Agreement and taking any action that may be necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or the transactions contemplated by this Agreement. Target shall not, and shall not permit any of the Target Subsidiaries to, take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article V not being satisfied. Parent shall not, and shall not permit any of the Parent Subsidiaries to, take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article V not being satisfied.

         4.5 Notification of Certain Matters. Target shall give prompt notice to Parent, and Parent shall give prompt notice to Target, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, (ii) any material failure of Target or Parent, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and (iii) any fact or event that would make it necessary to amend the Registration Statement or the Proxy Statement in order to render the statements therein not misleading or to comply with applicable law. Target promptly shall advise Parent of any Target Material Adverse Effect, other than those changes or events associated with or arising out of the effects of the seasonality and volatility of Target's and Target's Subsidiaries' businesses consistent with the historic seasonality and volatility of such businesses. Parent promptly shall advise Target of any Parent Material Adverse Effect, other than those changes or events associated with or arising out of the effects of seasonality and volatility of Parent's and Parent's Subsidiaries' businesses consistent with the historic seasonality and volatility of such businesses.

         4.6 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, whether before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

         4.7 Expenses; Termination Fee. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Notwithstanding the provisions of the immediately preceding sentence, if this Agreement is terminated in accordance with Section 6.1, Target shall promptly, but in no event later than three business days after written request by Parent, pay to Parent an amount equal to $2,000,000 in immediately available funds, if, and only if, a Triggering Event (as defined below) shall have occurred prior to termination of this Agreement in accordance with Section 6.1. As used herein, "Triggering Event" shall mean the occurrence of any of the following events: (i) the Target (or its Board of Directors) shall have recommended or resolved to recommend any Target Acquisition Proposal or shall have entered into an agreement with respect to, authorized, proposed or publicly announced its intention to enter into any Target Acquisition Proposal; (ii) the Target Board of Director shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or Sub, or shall have resolved to do the same; or (iii) a Target Acquisition Proposal shall have been made or proposed to be made by any person (other than Parent and its subsidiaries), or been publicly disclosed.

         4.8     Intentionally Left Blank.

         4.9 Reservation of Parent Common Stock; Stock Exchange Listing. Parent shall reserve for issuance, out of its authorized but unissued capital stock, such number of shares of Parent Common Stock as may be issuable upon consummation of the Merger. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued upon consummation of the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Closing Date.

         4.10    Indemnification.

                 (a) Target shall, and solely from and after the Effective Time, Parent and the Surviving Corporation shall defend, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of Target or any of the Target Subsidiaries (each, an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was an officer, director or employee, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time (collectively, the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement, the Merger or the transactions contemplated hereby, to the same extent as Target is now obligated to defend, indemnify and hold harmless such Indemnified Parties in accordance with its Articles of Incorporation, Bylaws, applicable law and existing indemnification agreements (copies of which have been made available to Parent). Target (or after the Effective Time, Parent and the Surviving Corporation) shall be entitled to participate in and, to the extent that it may wish, to assume the defense of any action, with counsel reasonably satisfactory to the Indemnified Party but, if any Indemnified Party believes that by reason of an actual or potential conflict of interest it is advisable for such Indemnified Party to be represented by separate counsel, or if Target (or after the Effective Time, Parent and the Surviving Corporation) shall fail to assume responsibility for such defense, such Indemnified Party may retain counsel reasonably satisfactory to Target (or after the Effective Time, Parent and the Surviving Corporation) who will represent such Indemnified Party and Target (or after the Effective Time, Parent and the Surviving Corporation) shall pay all reasonable fees and disbursements of such counsel promptly as statements therefor are received to the full extent permitted by applicable law upon receipt of any undertaking contemplated by Article 2.02-1K of the TBCA. The Indemnified Party and Target (or after the Effective Time, Parent and the Surviving Corporation) will cooperate with each other and use all reasonable efforts to assist each other in the vigorous defense of any such matter; provided, however, that neither Target, Parent nor the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent. Any Indemnified Party wishing to claim indemnification under this
Section 4.10, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Target, Parent or the Surviving Corporation, as applicable (but the failure to be so notified by an Indemnified Party shall not relieve it from any liability which it may have under this
Section 4.10 except to the extent such failure prejudices such party). The indemnifying parties shall be required to pay for only one law firm, in addition to local counsel, in each applicable jurisdiction selected by the Indemnified Parties as a group in accordance with the foregoing provisions with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict in any significant issue between the positions of any two or more Indemnified Parties.

                 (b) For a period of three years after the Effective Time, Parent and the Surviving Corporation shall cause to be maintained in effect policies of directors' and officers' liability insurance providing all Indemnified Parties with the same coverage as Target's current policies with respect to claims arising from facts or events which occurred before the Effective Time (the "Replacement Policies"); provided, however, that the annual premiums for the Replacement Polices shall not exceed 125% of the current annual premiums for Target's policies, and to the extent that the annual premiums for the Replacement Policies exceed 125% of the current annual premiums of Target's insurance policies, Parent shall obtain the maximum coverage obtainable by payment of annual premiums of 125% of the current annual premiums of Target's insurance policies for the period specified herein.

                 (c) In the event Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation assume the obligations set forth in this section.

                 (d) The provisions of this Section 4.10 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         4.11 Target Stock Options. (a) With respect to Target's Amended and Restated 1989 Incentive Stock Option Plan (the "1989 Plan"), all Target Options granted to persons presently employed by Target or any Target Subsidiary pursuant to the 1989 Plan shall not be terminated as provided in
Section 8(c)(i) of the 1989 Plan, but shall remain in effect and shall be exercisable in accordance with and subject to the written terms of the 1989 Plan and applicable Target Option agreements, including, without limitation, the optionees' three year vesting schedule and other conditions set forth in the 1989 Plan and Target Option agreements. With respect to the Target Options granted under the 1989 Plan to persons not presently employed by Target or a Target Subsidiary (the "Non-Employee Optionees"), the Committee (as defined in
Section 3 of the 1989 Plan) has directed the officers of Target to notify each such Non-Employee Optionee in the manner contemplated by Section 8(b) of the 1989 Plan.

                 (b) Parent agrees to take such action immediately after the Effective Time as is necessary to assume each Target Option which remains as of the Effective Date unexercised in whole or in part and to substitute shares of Parent Common Stock as purchasable under such assumed option ("Assumed Option"), with such assumption and substitution to be effected as follows:

                          (i) The number of shares of Parent Common Stock purchasable under the Assumed Option (the "Parent Stock Option Shares") shall be equal to the number of shares of Parent Common Stock that the holder of the Target Option being assumed would have received upon consummation of the Merger had such Target Option been exercised immediately prior to the Merger;

                          (ii) The per share option price of the Assumed Option shall be equal to the product of (a) the exercise price per share of the Target Option multiplied by (b) the number of shares of the Target Common Stock purchasable under the Target Option, divided by (c) the Parent Stock Option Shares; and

                          (iii) The Assumed Options shall provide the optionee with substantially the same benefit rights which he had under the Target Option before such assumption.

                 (c) Parent shall provide to holders of Assumed Options, promptly after the Effective Time, documentation reflecting the Target Options assumed.

                 (d) Not later than five business days after the Effective Time, Parent shall register on Form S-8 the sales by the holders of Target Options of Parent Common Stock that may be acquired by holders of Target Options.

                 (e) The parties to this Agreement agree that the transactions contemplated by this Agreement shall constitute a "Reorganization", "Change in Control" or other term with similar meaning under any employment agreement, severance agreement, or plan or agreement pursuant to which Target Options or stock awards of Target ("Target Awards") have been granted.

         4.12    Employee Benefits.

                 (a) For a period of one year after the Effective Time of the Merger, Parent shall either (A) maintain or cause the Surviving Corporation (or in the case of a transfer of all or substantially all the assets and business of the Surviving Corporation, its successors and assigns) to maintain the Target Benefit Plans (other than plans providing for the issuance of Target Common Stock or based on the value of Target Common Stock) at the benefit levels in effect on the date of this Agreement or (B) provide or cause the Surviving Corporation (or in the case of a transfer of all or substantially all the assets and business of the Surviving Corporation, its successors and assigns) to provide employee benefits to employees of Target and the Target Subsidiaries that, taken as a whole, are not materially less favorable in the aggregate to such employees than those benefits provided to similarly situated employees of the Parent; provided, however, that any preexisting condition exclusion applicable under plans and programs pursuant to which such employee benefits are provided to employees of Target and the Target Subsidiaries shall be waived; and provided, further, that Parent agrees to credit each employee of Target and the Target Subsidiaries with any deductibles already incurred during the year such coverage begins.

                 (b) With respect to any "employee benefit plan" as defined in Section 3(3) of ERISA maintained by Parent or any Parent Subsidiary (including any severance plan), for all purposes, including, but not limited to, determining eligibility to participate, level of benefits and vesting, service with Target or any Target Subsidiary shall be treated as service with Parent or the Parent Subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

                 (c) On or before, but effective as of the Effective Time, Target and the Target Subsidiaries shall take such actions as may be necessary to cause each individual employed by Target and any Target Subsidiaries immediately prior to the Effective Time to have a fully vested and nonforfeitable interest in such employee's account balance under the 401(k) plan sponsored by Target and the Target Subsidiaries as of the Effective Time.

         4.13 Post-Closing Tax Reporting. From and after the Effective Time, the Surviving Corporation shall satisfy, and Parent shall assist and insure that the Surviving Corporation does so satisfy, the reporting and filing requirements of Target pursuant to Treasury Regulation Section 1.367(a)-3T(c)(4) as a result of the characterization of the Merger as an out-bound transfer under Section 367(a)(1) of the Code, both in the U.S. income tax return for the taxable year in which the Merger occurs and in any required amendment thereto in a subsequent period.

         4.14 HSR Filing. As soon as is reasonably practicable, but in any event not later than ten business days after the execution of this Agreement, Parent and Target shall prepare and submit for filing at the Federal Trade Commission and the Department of Justice the Notification Form required to be filed under the HSR Act.

         4.15 Tax and Accounting Treatment. Each of Parent and the Target shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(B) of the Code and shall use reasonable efforts to obtain the opinions of counsel referred to in Sections 5.2(d) and 5.3(b).

         4.16 Affiliates. Prior to Closing Date, the Target shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Target, "affiliates" of the Target (including all directors of the Target) for purposes of Rule 145 under the Securities Act. The Target shall use reasonable efforts to cause each person to deliver to Parent on or prior to the Closing Date a written agreement pursuant to which such persons acknowledge and agree that they are subject to Rule 145.

         4.17. Gain Recognition Agreements. Immediately prior to the Closing Date, Target shall deliver to Parent a schedule identifying all persons who, to the knowledge of Target, will be at the Effective Time of the Merger, "five-percent transferee shareholders" (as defined in Treasury Regulation Section 1.367(a)-3(c)(5)(ii)). Target and Parent shall use reasonable efforts to obtain from each such person a gain recognition agreement pursuant to Treasury Regulation Section 1.367(a)-3T(g).

         4.18. Target Shareholder Tax Representation. Immediately prior to the Closing Date, Target shall deliver to Parent a schedule identifying all persons who are five-percent shareholders of Target. Target and Parent shall use reasonable efforts to obtain from such persons representations which counsel may reasonably require in connection with their opinions under Sections 5.2(d) and 5.3(b) of this Agreement.

         4.19. Certificates of Officers. Immediately prior to the Closing Date, Target, Sub and Parent shall deliver to Parent and Target certificates of officers and directors of Parent, Sub and Target which counsel may reasonably require in connection with their opinions under Sections 5.2(d) and 5.3(b) of this Agreement.

                                   ARTICLE V

                                   CONDITIONS

                 5.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                 (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of Target as required by the TBCA and the NASDAQ National Market System, and by any applicable provisions of Target's articles of incorporation or bylaws;

                 (b) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

                 (c) No order shall have been entered and remain in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the Merger;

                 (d) The Registration Statement shall be effective on the Closing Date, and all post-effective amendments filed shall have been declared effective or shall have been withdrawn; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the Commission;

                 (e) There shall have been obtained any and all material permits, approvals and consents of securities or blue sky commissions of any jurisdiction, and of any other governmental body or agency, that is reasonably necessary so that the consummation of the Merger and the transactions contemplated thereby will be in compliance with applicable laws, the failure to comply with which would have a Parent Material Adverse Effect or a Target Material Adverse Effect; and

                 (f) The shares of Parent Common Stock issuable upon consummation of the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

         5.2 Additional Condition to Obligation of Parent. The obligation of Parent to effect the Merger is, at the option of Parent, also subject to the fulfillment at or prior to the Closing Date of the following conditions:

                 (a) That the representations and warranties of Target contained in Section 2.2 that are qualified as to materiality or material adverse effect shall be true and correct and the representations and warranties of Target that are not so qualified shall be true and correct in all material respects as of the date hereof (subject to Target's right to cure any breach of any representation or warranty as set forth herein) and the Closing Date as though such representations and warranties had been made at and as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by Target on or before the Closing Date shall have been duly complied with and performed in all material respects; the holders of not more than ten percent (10%) of the outstanding shares of Target Common Stock shall have given notice of their intent to exercise dissenters' rights under the TBCA; and a certificate to the foregoing effect dated the Closing Date and signed by the chief executive officer of Target shall have been delivered to Parent;

                 (b) All approvals of private persons or corporations including noteholders, banks and letter of credit issuers, (i) the granting of which is necessary for the consummation of the Merger or the transactions contemplated in connection therewith and (ii) the non-receipt of which would have a material adverse effect on the business, financial condition or results of operations of Parent, the Surviving Corporation and their subsidiaries, taken as a whole after the consummation of the Merger, shall have been obtained;

                 (c) There shall not be pending any suit, action or proceeding by any governmental entity (i) challenging the acquisition by Parent or Sub of any shares of Target Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Target, Parent or Sub any damages that are material in relation to the Target and the Target Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation of the Target, any Target Subsidiary, Parent or any Parent Subsidiary or any material portion of the business or assets of the Target, any Target Subsidiary, Parent or any Parent Subsidiary or to compel the Target, any Target Subsidiary, Parent or any Parent Subsidiary to dispose of or hold separate any material portion of the business or assets of the Target, any Target Subsidiary, Parent or any Parent Subsidiary, as a result of the Merger or any of the transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including the right to vote such capital stock on all matters properly presented to the stockholders of the surviving Corporation, (iv) seeking to prohibit Parent or any Parent Subsidiary from effectively controlling in any material respect the business or operations of the Target or the Target Subsidiaries or (v) which otherwise is reasonably likely to have a material adverse effect on either the Target or Parent; and

                 (d) Parent shall have received an opinion dated the Closing Date from Skadden, Arps, Slate, Meagher & Flom, L.L.P., counsel to Parent and Sub, in form and substance reasonably satisfactory to Parent, substantially to the effect that on the basis of facts. representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Closing Date, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(B) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom, L.L.P., may require and rely upon (and may incorporate by reference) representations and covenants, including those contained in certificates of officers of Parent, the Target, Sub and others. Parent shall have received executed copies of the certificates of officers and directors of Target, Parent and Sub that may reasonably be required by counsel in connection with the tax opinions referred to in Sections 5.2(d) and 5.3(b) of this Agreement.

         5.3     Additional Conditions to Obligation of Target.   The
obligation of Target to effect the Merger is, at the option of Target, also subject to the fulfillment at or prior to the Closing Date of the following conditions:

                 (a) That the representations and warranties of Parent and Sub contained in Section 2.1 that are qualified as to materiality or material adverse effect shall be true and correct and the representations and warranties of Target that are not so qualified shall be true and correct in all material respects as of the date hereof (subject to Parent's and Sub's right to cure any breach of any representation or warranty as set forth herein) and as of the Closing Date as though such representations and warranties had been made at and as of that time; all the terms, covenants and conditions of this Agreement to be complied with and performed by Parent on or before the Closing Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Closing Date and signed by the chief executive officer of Parent shall have been delivered to Target; and

                 (b) Target shall have received an opinion dated the Closing Date from Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel to Target, in form and substance reasonably satisfactory to Target, substantially to the effect that on the basis of facts. representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Closing Date, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(B) of the Code. In rendering such opinion, Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., may require and rely upon (and may incorporate by reference) representations and covenants, including those contained in certificates of officers of Parent, the Target, Sub and others. Target shall have received executed copies of the certificates of officers and directors of Target, Parent and Sub that may reasonably be required by counsel in connection with the tax opinions referred to in Sections 5.2(d) and 5.3(b) of this Agreement.

                                   ARTICLE VI

                                 MISCELLANEOUS

         6.1 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether prior to or after approval by the shareholders of Parent or Target:

                 (a)      by mutual consent of Parent and Target;

                 (b) by either Parent or Target if the Merger has not been effected on or before December 31, 1997; provided, however, that neither Parent nor Target shall be entitled to terminate this Agreement pursuant to this
Section 6.1(b), if the Merger has not been effected solely as a result of such party's material breach of any covenant, representation or warranty set forth in this Agreement;

                 (c) by Parent if a Target Acquisition Proposal has been proposed and (i) the recommendation of the Board of Directors of Target in favor of the adoption and approval of the Merger and this Agreement is withdrawn or modified in any manner adverse to Parent; or (ii) regardless of whether such recommendation remains in effect, the Merger and this Agreement are not approved by the requisite vote of the shareholders of Target;

                 (d)      Intentionally Left Blank.

                 (e) by either Parent or Target if a final, unappealable order to restrain, enjoin or otherwise prevent, or awarding substantial damages in connection with, a consummation of this Agreement or the transactions contemplated in connection herewith shall have been entered;

                 (f) by Parent if the required approval of the shareholders of Target for the adoption and approval of the Merger and this Agreement is not received at a duly convened shareholders' meeting or any adjournment thereof at which such matter is voted upon (for reasons other than as set forth in paragraph (c) and (d) above);

                 (g) by Parent if there has been a material breach of any covenant, representation or warranty set forth in this Agreement by Target which breach has not been cured within thirty days following receipt by Target of notice of such breach, provided that Parent shall not be permitted to terminate this Agreement if there is a material breach of any covenant, representation or warranty set forth in this Agreement by Parent that has not been cured; or

                 (h) by Target if there has been a material breach of any covenant, representation or warranty set forth in this Agreement by Parent which breach has not been cured within thirty days following receipt by Parent of notice of such breach, provided that Target shall not be permitted to terminate this Agreement if there is a material breach of any covenant, representation or warranty set forth in this Agreement by Target that has not been cured.

         6.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 6.1, Target and Parent shall have no obligation or liability to each other except that (i) the provisions of Sections 4.2 (to the extent regarding confidentiality), 4.7, 6.8 and 6.12 shall survive any such termination, and (ii) nothing herein and no termination pursuant hereto will relieve any party from liability for any breach of this Agreement.

         6.3 Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is, or whose shareholders are, entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto, provided that after this Agreement has been approved and adopted by the shareholders of Parent and Target, this Agreement may be amended only as may be permitted by applicable provisions of the TBCA. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

         6.4 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

         6.5 Public Statements. Target and Parent shall agree with respect to the content and timing of any press release or other public statement with respect to the transactions contemplated hereby; provided, however, that either party, after exercising reasonable efforts to consult with the other party, may issue a press release or make a public statement with respect to the transactions contemplated hereby, or any other matter, to the extent that such party reasonably determines that such press release or public statement is required by law or applicable stock exchange policy.

         6.6 Assignment. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. Except as set forth in this Agreement, this Agreement shall not be assignable by the parties hereto.

         6.7 Notices. All notices, requests, demands, claims and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered in person or by courier, (ii) sent by telecopy or facsimile transmission, answer back requested, or (iii) mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

         if to Parent:             Philip Environmental Inc.
                                   100 King Street West
                                   P.O. Box 2440, LCD #1
                                   Hamilton, Ontario Canada LBN 4J6
                                   Telecopy No.: (905) 521-9160

                                   Attention:  Colin Soule, General Counsel


         if to Target:             Serv-Tech, Inc.
                                   5200 Cedar Crest Blvd.
                                   Houston, Texas 77087
                                   Telecopy No.:  (713) 644-2455

                                   Attention:  Frank Perrone, General Counsel


         with a copy to:           Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                                   3300 Texas Commerce Tower
                                   600 Travis
                                   Telecopy No.:  (713) 223-3717
                                   Houston, Texas 77002

                                   Attention:  Gene G. Lewis

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section 6.7. Such notices shall be effective, (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by telecopy or facsimile transmission, when the answer back is received, or (iii) if mailed, upon the earlier of five days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

         6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Texas without giving effect to the principles of conflicts of law thereof.

         6.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

         6.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         6.11 Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         6.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. In addition, each of the parties hereto hereby waives its right to a trial by jury in respect of any action relating to this Agreement or any of the transactions contemplated by this Agreement.

         6.13 Entire Agreement; Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof and neither this nor any document delivered in connection with this Agreement confers upon any person not a party hereto any rights or remedies hereunder except as provided in Sections 4.10, 4.11, and 4.12.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                    PHILIP ENVIRONMENTAL INC.


                                    By:  /s/ COLIN SOULE
                                       --------------------------------------
                                    Its: Senior Vice President
                                        -------------------------------------



                                    TARO AGGREGATES, LTD.


                                    By:  /s/ COLIN SOULE
                                       --------------------------------------
                                    Its: Secretary
                                         ------------------------------------



                                    ST ACQUISITION CORPORATION


                                    By:  /s/ COLIN SOULE
                                       --------------------------------------
                                    Its: Secretary
                                         ------------------------------------


                                    SERV-TECH, INC.


                                    By:  /s/ DAVID TUSA
                                       --------------------------------------
                                    Its: Senior Vice President, Finance &
                                         Administration
                                       --------------------------------------